UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2023

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2023, Sphere Entertainment Co. (the “Company”) completed a private unregistered offering (the “Offering”) of $258.75 million aggregate principal amount of its 3.50% convertible senior notes due 2028 (the “Notes”), which amount includes the full exercise of the initial purchasers’ option to purchase additional Notes.

The Company used approximately $14.3 million of the net proceeds from the Offering to fund the cost of entering into the capped call transactions described below and intends to use the remaining net proceeds from the Offering for general corporate purposes, including capital for Sphere-related growth initiatives.

Indenture

On December 8, 2023, the Company entered into an Indenture (the “Indenture”), dated as of December 8, 2023, with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to the issuance of the Notes.

The Notes bear interest at a rate of 3.50% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024. The Notes will mature on December 1, 2028, unless earlier redeemed, repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 28.1591 shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $35.51 per share of Class A Common Stock). Upon conversion of the Notes, the Company will pay or deliver, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election, in accordance with the Indenture. Holders of the Notes may convert their Notes at their option at any time on or after September 1, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date. Holders of the Notes will also have the right to convert the Notes prior to September 1, 2028, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

Prior to December 6, 2026, the Notes will not be redeemable. On or after December 6, 2026, the Company may redeem for cash all or part of the Notes (subject to certain exceptions), at its option, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. No sinking fund is provided for the Notes.

If certain corporate events occur (each defined in the Indenture as a “Make-Whole Fundamental Change”), or the Company delivers a notice of redemption prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event or notice of redemption, as the case may be, the Company will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock in accordance with the Indenture. No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Class A Common Stock in such corporate event or redemption, as the case may be, is either less than $28.41 per share or exceeds $280.00 per share.

If a specified “Fundamental Change” (as defined in the Indenture) occurs prior to the maturity date of the Notes, under certain circumstances each holder may require the Company to repurchase all or part of its Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency of the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The description of the Indenture is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Capped Call Option Transactions

On December 5, 2023, in connection with the pricing of the Notes, and on December 6, 2023, in connection with the exercise in full by the initial purchasers of their option to purchase additional Notes, the Company entered into capped call transactions with certain of the initial purchasers of the Notes or their respective affiliates and other financial institutions, pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document). The capped call transactions are expected generally to reduce the potential dilution to the Class A Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to approximately $42.62 per share (which represents a premium of approximately 50% over the last reported sale price of the Class A Common Stock of $28.41 per share on the New York Stock Exchange on December 5, 2023), and is subject to certain adjustments under the terms of the capped call transactions.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indenture” is incorporated herein by reference. The Company placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of December 8, 2023, by and between the Company and U.S. Bank Trust Company, National Association, N.A., as trustee.

4.2	Form of Global Note, representing Sphere Entertainment Co.’s 3.50% Convertible Senior Notes due 2028 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Confirmation for Capped Call Confirmations.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Gregory Brunner
Name:	Gregory Brunner
Title:	Senior Vice President, Controller and Principal Accounting Officer

Dated: December 8, 2023